UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 22, 2005

                                ----------------

                                Datigen.com, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Utah
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                 (State or Other Jurisdiction of Incorporation)


             0-26027                                     87-0626333
     (Commission File Number)                  (IRS Employer Identification No.)

                                207 Piaget Avenue
                                Clifton, NJ 07011
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                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (973) 340-6000
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              (Registrant's Telephone Number, Including Area Code)

     -----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Schnapp Agreement

On May 4, 2005, Datigen.com, Inc. (the "Registrant") and E. Schnapp & Co. Works Ltd. ("Schnapp") entered into a distributorship agreement. Pursuant to the agreement, Schnapp was appointed as the exclusive distributor of the Registrant's Battery Brain products in the State of Israel for a two year term expiring on May 4, 2007. The term shall be automatically renewed for five successive renewal periods of one year each, so long as Schnapp meets the sales targets discussed below and does not, prior to a renewal, provide to the Registrant notice of its intent not to renew.

Schnapp shall purchase the Battery Brain products from the Registrant at specified prices, and may thereafter resell the Products for its own account in Israel. During each year Schnapp shall purchase a quantity of units of the products equal to at least the sales targets agreed to for the applicable year. The sales targets for the first and second years and the first renewal period are set forth in the agreement; with respect to any additional renewals, sales targets shall be agreed to between the parties. If Schnapp fails to meet the sales targets, the Registrant may terminate the agreement. During the term of the agreement and for a period of one year thereafter, Schnapp is prohibited from manufacturing, marketing, or distributing any items that compete with the Battery Brain products.

Consulting Agreement

On April 22, 2005, the Registrant entered into a Consulting Agreement (the "Consulting Agreement") with Shiri Levinas (the "Consultant"). The Consultant was retained as a consultant to render human resource and personnel services with regard to hiring and terminating employees and to perform other services as may be requested by the Registrant's Board of Directors. The Consultant is the owner of a consulting firm she founded in 2005. From 1999 until 2005, the Consultant was with CONEX/ Intersearch, an international executive recruiting firm, where she was first employed as Vice President of their International Business Department and later on became a partner. The Consultant has an M.A. in Public Administration from Farley Dickens University.

The Consultant Agreement is for one year, but the Registrant may, with or without cause, elect to terminate the Consultant Agreement by giving five days' written notice. Upon such termination, the Consultant shall be relieved of any further obligations to the Registrant; provided, however, that notwithstanding the termination the Registrant shall pay the Consultant for the remainder of the one year, including without limitation the issuance of the shares described below.

As compensation for her services, the Consultant shall receive a cash payment in the amount of $30,000, and 5,000 shares of common stock of the Registrant shall be issued to the Consultant during each month. The Registrant agreed to use its best efforts to have the shares issued to the Consultant pursuant to the Consultant Agreement registered with the SEC pursuant to a registration statement on Form S-8. In addition, during the term and for a period of one year thereafter, the Consultant shall not compete with the Registrant nor solicit any of the Registrant's employees or customers. The Consultant agreed to hold the Registrant's confidential information in strict confidence.

For all the terms and conditions of the Schnapp Agreement and the Consulting Agreement, reference is hereby made to such agreements annexed hereto, respectively, as Exhibits 10.14 and 10.15. All statements made herein concerning the foregoing agreements are qualified by references to said exhibits.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired. Not applicable
(b) Pro forma financial information.           Not applicable
(c) Exhibits

         Exhibit 10.14 Agreement, dated May 4, 2005, by and between the Registrant and E. Schnapp & Co. Works Ltd.*

         Exhibit 10.15 Consulting Agreement, dated April 22, 2005, by and between the Registrant and Shiri Levinas


*Portions of Exhibit 10.14 have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               DATIGEN.COM, INC.


                                               By:      /s/ Edward Braniff
                                                        ------------------------
                                               Name:    Edward Braniff
                                               Title:   Chief Financial Officer


Date:  July 1, 2005